EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151114) of GTX Corp, of our report dated March 6, 2009, relating to the financial statements, which appear in this Annual Report on Form 10-K.

LBB & Associates Ltd., LLP
Houston, Texas

March 20, 2009